Exhibit 99.1

Tesoro Logistics LP Announces Pricing of $250 Million of Additional 5.875% Senior Notes due 2020

SAN ANTONIO – December 12, 2013 – Tesoro Logistics LP (the “Partnership”) (NYSE:TLLP) today announced that it has finalized the terms of its previously announced offering of $250 million aggregate principal amount of additional 5.875% Senior Notes due 2020 (the “notes”). The notes will be issued to the public at an offering price of 102.25% of the principal amount thereof, plus accrued interest from October 1, 2013. The Partnership anticipates that consummation of the offering will occur on December 17, 2013 and intends to use the proceeds from the offering (i) to repay $250 million of indebtedness outstanding under its revolving credit facility, which amounts were used to fund a portion of the consideration for its acquisition of two marine terminals, a marine storage terminal, a products terminal, a petroleum coke handling and storage facility, over 100 miles of active crude oil and refined products pipelines and certain other related assets and properties from Tesoro Refining & Marketing Company LLC, a subsidiary of Tesoro Corporation, (ii) to pay estimated fees and expenses related to the offering and (iii) for general partnership purposes.

The notes will be issued as additional notes under the indenture governing the Partnership’s 5.875% Senior Notes due 2020 that were issued on September 14, 2012 (the “existing notes”). The notes will be treated as a single series with the existing notes and will have the same terms as those of the existing notes, except that (i) the notes will be subject to a separate registration rights agreement and (ii) the notes will be issued initially under CUSIP numbers different from the existing notes. Holders who exchange their notes in a future registered exchange offer will receive registered notes that are expected to share a single CUSIP number with the existing notes and it is expected that such notes and the existing notes will thereafter be fungible.

The notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes will be offered, by the initial purchasers, only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Tesoro Logistics LP

Tesoro Logistics LP, headquartered in San Antonio, Texas, is a fee-based, growth-oriented Delaware limited partnership formed by Tesoro Corporation to own, operate, develop and acquire crude oil and refined products logistics assets.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and difficult to predict. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Partnership’s Annual Report on Form 10-K filed on February 28, 2013 and Quarterly Report on Form 10-Q filed on November 12, 2013. All forward-looking statements attributable to the Partnership or persons acting on the Partnership’s behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect the Partnership’s view only as of the date of this press release. The Partnership undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

Chris Castro, Investor Relations Manager, (210) 626-7202

Media:

Tesoro Media Relations, media@tsocorp.com, (210) 626-7702